UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 19, 2009

MediaNet Group Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 W. Copans Road, Suite 710, Margate, Florida 33063

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (954) 974-5818

 Not Applicable

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, including, in particular, future sales, customer demand, the market for our products and services, competition, exchange rate fluctuations, and the effect of economic conditions include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties, and therefore we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that may relate to future financial results or other projections, actual results will be different due to the inherent uncertainty of estimates. Forecasts and projections will be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we may make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption “Risk Factors” in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Unless otherwise noted, all currency figures in this filing are U.S. dollars. References may also be made to Euros. According to the Wall Street Journal, as of October 22, 2009, one (1) Euro equaled $1.4989 dollars.

Explanatory Note

This Current Report on Form 8-K is being filed by MediaNet Group Technologies, Inc., a Nevada corporation (the “Company”), in connection with a reverse merger transaction in which the Company (i) consummated an Agreement and Plan of Merger with the equity owners of CG Holdings Limited, a Cyprus limited company (“CG”), whereby the Company’s wholly-owned subsidiary, MediaNet Merger Sub, Inc., a Nevada corporation, merged with and into CG, with CG being the surviving company, and the shareholders of CG exchanged all of their shares in CG for five million (5,000,000) shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Stock”).

As a result of the Merger, CG became a wholly-owned subsidiary of the Company, and those subsidiaries of CG described under Item 2.01, “Completion of Acquisition or Disposition of Assets,” became indirect wholly-owned subsidiaries of the Company. CG and its subsidiaries, which are collectively called DubLi in this Report, own and operate reverse auctions for high level branded merchandise.

Throughout this Current Report, and unless the context otherwise requires, “we,” “our” and “us” refers collectively to the Company, CG, and the subsidiaries of both the Company and CG.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 19, 2009, the Company completed the acquisition of CG (and, together with its subsidiaries, “DubLi”), located in Limassol, Cyprus. The acquisition was consummated pursuant to an agreement entered into as of August 10, 2009, and amended September 25, 2009, whereby we agreed to merge our newly-created, wholly-owned subsidiary, MediaNet Merger Sub, Inc., a Nevada corporation, with and into CG, with CG being the surviving entity as our wholly-owned subsidiary (the “Merger). Under the terms of the Merger, we issued 5,000,000 shares of our Series A Stock to the shareholders of CG. The Series A Stock constitutes 90% of the voting power of the Company and is convertible into 90% of the Company’s outstanding common stock, determined on a fully-diluted basis, upon the Company’s amendment of its articles of incorporation to provide for at least 500,000,000 shares of authorized common stock.

At closing of the Merger, the Company had 26,803,652 shares of common stock and options to purchase 3,098,000 shares of common stock, or 29,901,652 shares of common stock on a fully-diluted basis. Accordingly, upon conversion of all of the shares of Series A Stock, the shareholders of CG will own 269,114,868 shares of common stock of the Company. Pending conversion of the Series A Stock into shares of the Company’s common stock, each share of Series A Stock will have voting power equal to 53.8229736 shares of common stock, and will be convertible into shares of common stock on the same basis.

Upon completion of the Merger, we agreed to appoint DubLi’s President, its Chairman, and its general counsel to the same positions with the Company and, also, to appoint each of these persons directors of the Company. Upon completion of the Company’s filing on Schedule 14F-1 with the Securities and Exchange Commission, these persons, together with the Company’s existing Chief Executive Officer, Martin Berns, will constitute the entire Board of Directors of the Company, with the other existing members of the Company’s Board of Directors having resigned on or before that date.

Information concerning the business of the Company prior to completion of the Merger is set forth in the Company’s filing on Form 10-K for the period ended December 31, 2008, filed with the Securities and Exchange Commission on March 27, 2009. Information concerning DubLi is set forth below.

Business of DubLi

CG was organized in Cyprus on March 17, 2009, as a holding company for the DubLi companies, which commenced doing business in October 2008. Prior to that time, the persons and companies now associated with DubLi carried on various internet auction activities, including reverse auctions and traditional auctions of the kind maintained by eBay. DubLi’s financial and operations full-service provider, Lenox Logistik und Service GmbH, is located in Berlin, Germany.

CG owns, directly or indirectly, the following subsidiaries:

•	Lenox Resources, LLC, a Delaware limited liability company. This company holds DubLi’s intellectual property, primarily its trademark, domains and technologies.
•	DUBLI NETWORK, Ltd., a British Virgin Islands limited company, operates DubLi’s network with its business associates.
•	DUBLICOM, Ltd., a Cyprus limited company. DUBLICOM, Ltd., runs DubLi’s auction websites.
•

Lenox Logistik und Service GmbH is a German corporation which is responsible for the fulfillment of products purchased on the DubLi auction site. Lenox Logistik also operates DubLi’s European headquarters in Berlin and employs 22 persons, who are collectively responsible for DubLi’s accounting, marketing and purchasing activities.

•	DubLi Logistics, LLC, a Delaware limited liability company. This company is responsible for fulfillment of orders placed from North and middle America (United States, Mexico, Puerto Rico, Canada).

DubLi is a worldwide online trading firm composed of two very unique and individual business models: DubLi.com, a reverse auction and fun shopping portal for high level branded merchandise, and DubLi Network, the business opportunity where Business Associates can establish their own business in the market of direct sales and affiliate marketing.

DubLi.com’s reverse auction and fun shopping portal hosts only high quality inventory (brand new, newest model, full warranty) from the world’s leading manufacturers. The key difference between a reverse auction and a traditional auction is that the price for an item in a traditional auction is continually driven up from bids placed by potential buyers, whereas in a reverse auction the price for an item is continually driven down. Brands featured in DubLi.com’s reverse auctions include, but are not limited to: iPod, Hewlett Packard, SONY, Samsung, Nintendo, Mini, Disney, Rolex, Louis Vuitton, Gucci and Burberry. The success behind DubLi.com reverse auction and fun shopping model lies in the formula of being able to drive down prices incrementally with single bids placed by the consumers until the price reaches a point where it provides good value to the buyer. Dubli.com includes a best price guarantee, assuring customers that they are buying products at a lower price than they could obtain from other name brand retail sellers.

The primary objective of DubLi’s reverse auction and fun shopping model is to provide equal opportunities for buyers on the web to profit from downward purchase pricing.

The affiliate marketing and direct sales program offered by the DubLi Network is a proactive effort to help DubLi’s Business Associates, as we explain below, to yield maximum returns on an internet business as well as to provide high quality goods and services to customers internationally. Since the U.S. debut of DubLi in 2008, thousands of Business Associates from around the world have joined the DubLi Network, and nearly 1.5 million consumers have participated in DubLi auctions.

DubLi Auctions

DubLi has two types of auctions which it operates on separate platforms for Europe and for North and middle America (United States, Mexico, Puerto Rico, Canada): Xpress and Unique Bid. Each auction is conducted by the customer’s buying credits, each of which can be purchased for US $0.80 (EUR $0.50) (a “Credit”), and using the credits both to view the current bid price for an item (“Unique Bid”), or to place a bid (“Xpress”).

In the Xpress auction, all articles are displayed with one starting price (which is the best market price) that is valid at the start of the auction. The actual price is concealed until the customer places a Credit. With each Credit placed, the price decreases by US $0.25 (EUR $0.20), so that the actual price is always less than the starting price, which is often a considerable savings. A customer may purchase the product at anytime at the price displayed.

In the Unique Bid auction, all auctions are presented for a limited time only. Customers can bid using any number of US $0.25 increments (for example, $1.00, $1.25, $1.50, and so on). The user who has placed the sole lowest bid at the end of the auction acquires the item. If, for example, a bidder places a bid of $1.75 and it is the sole and only bid at the time the auction closes, that customer can purchase the item for that price, because his would be the lowest and sole bid. However, if another user has also placed a bid of $1.75 in the course of the auction, the bid is no longer unique. If, for example, another bidder had placed a higher bid, but was the only bidder at that price, then that bidder would be awarded the item, notwithstanding that the sole bid was at a higher price. During the auction and if an auction results in a unique bid at its conclusion, the user with the lowest single bid informed by e-mail. The final buyer can subsequently order and pay for the auction item in the buyer’s member area. Final prices include sales tax and shipping charges. Goods are shipped by Lenox Logistik und Service GmbH (Europe) or DubLi Logistics LLC (American). Items are sent as soon as payment has been received. A single user may be the only final buyer in up to five Unique Bid auctions in one month. Once a member has placed five (5) final bids (both lowest and unique), further bids are no accepted. As soon as this user has been underbid in an auction, the placement of further bids is automatically accepted, until the maximum number of five (5) successful final bids has been attained. Once a user has been successful in an auction, he or she may only participate in four (4) further auctions. The number of successful auctions, as well as the number of remaining auctions available in which to participate, can be accessed at anytime. At the beginning of a new calendar month, the maximum number of five (5) successful auctions is available to a user once again. The user knows how many auctions are available to him or her by looking in DubLi’s member area.

All of the items auctioned by DubLi are first quality (brand new, newest model, full warranty) and, often, very expensive. For example, DubLi may auction a Mercedes automobile or a Harley-Davidson. These items, when successfully bid upon and purchased, are most always purchased for a price much lower than any available retail market purchase. DubLi receives not only the payment for the item by the successful bidder, but also receives payment for all of the Credits paid by its customers during the auction. In most instances, a bidder will go through the bidding process a multiple of times, as well as countless other bidders. Accordingly, in a successful auction, DubLi realizes more than the price which it paid for an item. Substantially all items purchased by DubLi are purchased on the open market, without any discount, at an open market price, as any consumer purchase, although in the future DubLi may work with wholesalers or retailers to purchase items for less than they can be purchased by the average customer.

DubLi Partner Program

DubLi offers a partner package and program to companies, associations, affinity groups and non-profit organizations (which it refers to as a “White label solution”). Using the Partner Program, these groups can, through DubLi, open and utilize a convenient and profitable auction portal. Each partner earns a thirty percent (30%) commission on all Credits sold (which is Dubli’s term for its revenue share model). Using the Partner Program gives participating organizations a professional web presence, access to products offered on the auction portal through DubLi, and the use of DubLi to complete all customer purchase processes. DubLi provides a variety of ready-made templates that can be customized to the individual requirements of any organization, including the use of the organization’s URL. The look and feel of the auction portal makes it appear as though it were created by the organization itself. The DubLi system requires no programming skills on the part of the organization.

DubLi Network, Ltd.

DubLi operates a program for persons who join the DubLi network as independent business associates, which it refers to as “BA’s” or “Business Associates.” DubLi believes that Business Associates have a global potential for earning significant income with the DubLi business model. To start, an applicant must register with the DubLi Network by filling out an online Business Associate Application and Agreement and purchase an e-Biz kit for US $175.00. The e-Biz kit is the only purchase required to become a DubLi Network Business Associate. All other purchases are optional. DubLi sells Credits to its Business Associates. Credits can be purchased by DubLi’s Business Associates by retail customers and by participants in DubLi’s Partner Program. Credit sales generate two types of commissions: retail commissions to the Business Associate that generates the sale and organization commissions to Business Associates who are uplined from the Business Associate generating the sale.

In addition, DubLi operates an online Shopping Mall. Purchases through the shopping mall also generate both retail commissions and organization commissions. To earn retail commissions on retail customer purchases, a Business Associate must have wholesale Credits available in their DubLi account. Credits must be held in a Business Associate’s inventory to earn a commission on personal retail purchases from DubLi’s Shopping Mall. When a Business Associate’s personally sponsored retail customer places an order for Credits, the Credits are automatically deducted from the sponsoring Business Associate’s account and transferred to the retail customer’s account, and the Business Associate is eligible to earn retail commissions on the sale of those Credits. If a Business Associate does not have sufficient Credits in his account to cover the retail customer order, DubLi will supply the balance of Credits to fill the order, but the Business Associate will not be eligible to earn commissions on the Credits supplied by DubLi.

The amount of the retail commission earned by a Business Associate who is the sponsor of a retail customer varies from 5-25%. The actual percentage commission for which the Business Associate qualifies depends on the total amount of the Business Associate’s personal credit purchases that the Business Associate accumulates over a consecutive twelve-month period.

BSP Rewards

The Company’s BSP Rewards subsidiary is a loyalty and rewards program designed as a shopping service through which members receive rebates (rewards points) on purchases of products and services from participating merchants. These rewards act as a common currency that may be accumulated and used to make purchases of gift cards, donate to a charity, or loaded onto a debit MasterCard by which they can make additional purchases from any participating merchant in the program. Additionally, once the loyalty points are loaded on the MasterCard, the consumer can utilize this debit card at any merchant where the debit MasterCard is accepted.

The BSP Rewards program is a web based retail mall concept. Retail sellers of goods and services who join in the program as participating merchants agree to pay rebates to us for our members who purchase goods and services through the program at their individual web stores. We collect all rebates paid by participating merchants and retain a portion as our fee for operating the program. Another portion of the rebate (generally one-half), is designated as a “reward” earned by the member who made the purchase. A portion of the Company’s rebate is paid to the organization or company which enrolled the member in the program.

At the present time, when a member elects to redeem all or any portion of the rewards which he or she has accumulated, the member must purchase gift cards online that are redeemable at participating merchants or load their reward points onto our stored value MasterCard or participating affiliated cards that can be utilized at online and in-store merchants for redemption. The BSP debit card allows the reward points to be loaded on the card and spent like cash at participating merchants and anywhere debit MasterCard is accepted.

Member Providers are companies, organizations and groups that enroll their employees or members in the BSP Rewards program. The program is sometimes offered free to member providers who auto-enroll their member base. Member provider agreements provide that the organization will normally enroll their members for free or nominal amount and BSP shall pay to the member providers a percentage of the rewards earned by the members that each member provider enrolls in the program. A member provider only earns a percentage if the members enrolled actually earn rewards through the program.

Presently, our marketing program is focusing on groups or organizations that have the potential of enrolling large numbers of members. Major membership clubs and organizations, credit and stored value card users. Having the capability of quickly expanding the BSP membership base to their large participating groups, would greatly enhance our potential membership and revenue streams. To extend our presence in these markets and others, we would require substantial working capital prior to enhancing marketing efforts directed at larger organizations as such efforts can be time consuming and costly.

The business combination of DubLi and MediaNet Tech and its BSP rewards division offers a significant opportunity for growth in the international markets. A combined programs offer a new paradigm. The uniting of the DubLi and BSP platforms offers a one of a kind shopping program that the Company does not believe exists elsewhere in the industry and sets the stage for quick-to-market worldwide expansion.

DubLi-BSP Shopping Mall

The combination of the Company and DubLi has enabled DubLi to use the Company’s BSP Shopping Mall in combination with its auction sites, Business Associates, and Partner Programs. The Company’s BSP Rewards subsidiary provides branded loyalty and reward webmalls and programs to both for-profit and not-for-profit companies and organizations and for online and in-store merchants.

Competition

DubLi believes that there are a number of companies engaging in reverse auctions. However, it does not believe that any of these companies presents significant competition to DubLi because DubLi has the following competitive advantages:

-	first mover’s effect (best high profile in the target market)
-	most advanced technology for our long term experience
-	best marketing mix to attract customers with DubLi Network, Partner Program, classic advertising
-	local marketing knowledge through Network sales force
-	strict concept in product selection (only top brands, brand new, newest models, full warranty)
-	prize guarantee

Officers and Directors of DubLi

The following persons are officers and, with the exception of Mr. Kusche, directors of DubLi, and will serve in the same capacities with the Company upon the Company’s filing of Schedule 14F-1 with the Securities and Exchange Commission:

Name	Age	Position(s)

Michael Hansen	39	President, Director

Kent Holmstoel	49	Chairman, Director

Andreas Kusche	39	General Counsel, Director

Michael Hansen has gained extensive experience from his work in internationally recognized creative environments. In 2003 he visualized the idea of DubLi as a powerful market player in the rapidly growing eCommerce market. Michael Hansen holds a degree as a mechanical engineer and worked in the late eighties and early nineties as a developer in the Danfoss Group. Later, he was recruited by LEGO and was responsible for its world development and designs. In 1996 Michael Hansen became self-employed and was the owner of a successful chain of franchise restaurants, which he sold in 1999 to pursue a career in the network marketing industry. He has twice managed to achieve the top position in US-based network marketing companies within the sectors of telecommunication and finance. Today, Michael oversees the direction of DubLi and acts as a motivator for the fast-growing number of Business Associates to ensure their continued success.

Kent Holmstoel. Mr. Holmstoel has a MA in finance and 25 years of top level management experience. He has for more than a decade worked as a strategic advisor and board member in fast-growing international companies. Hehas prior experience as managing director in an IT company and was recently a director of OIB International. He is also a recognized author on financial subjects.

Andreas Kusche studied at Humboldt University in Berlin, as well as at the University of Alicante in Spain. He launched the German film production service company “screenart” in 2000 and was a consultant to an international film fund. After completing his law studies with the federal state examination of Germany in 2004, he applied for admission as an attorney and joined the Härting law firm, specialists for media law. in Berlin from 2004 to 2007. There he worked, among other things, in the fields of national and international tax law, and completed the tax law examination successfully. He has over seven years experience in advising media production companies, and was especially active in the fields of media finance and media funds.

Property

CG’s subsidiary, Lenox Logistik, rents 6,400 square feet at its headquarters in Berlin, Germany, at a cost of $11,200 per month, plus VAT, pursuant to a five-year lease ending October 31, 2014. The principal officers and some additional employees of CG intend to relocate to South Florida in 2010, and are now in the process of viewing available office space.

Employees

CG has twenty-two (22) employees, excluding its general counsel, president, chief operating officer and the Director of Marketing. CG also employs consultants on an as-needed basis.

Employment Agreements

CG has employment agreements with Messrs. Hansen, Holmstoel, Kusche, and Mrs. Betina Sørensen. Each of these contains a standard non-competition provision and each has a term of three (3) years, with automatic one (1) year extensions terminable on ninety (90) days’ written notice. The Company has agreed to assume these agreements, copies of which appear as Exhibit 10.3 through 10.6 to this Current Report.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the authorization by the Board of Directors of the Company of the Merger, the Company authorized the issuance of 5,000,000 shares of its Series A Stock in exchange for all of the shares of CG. The shares of CG are beneficially owned equally by Michael Hansen, the President of DubLi, and Michel Saouma, a business associate of Mr. Hansen. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Act”) and on reliance upon Regulation D, Rule 506, promulgated under that Act.

Item 3.03	Material Modification to Rights of Security Holders

On October 16, 2009, the Company filed a Certificate of Designation for its Series A Stock pursuant to which the Company, at the direction of its Board of Directors, designated the rights and preferences of all 5,000,000 authorized shares of preferred stock, par value $0.01 per share, of the Company. The principal terms of the Series A Stock are as follows. The Series A Stock participates in any distribution of dividends pari passu with holders of common stock on the basis of 53.8229736 shares of common stock for each share of Series A Stock. Each holder of outstanding shares of Series A Stock is entitled to 53.8229736 shares for each share of Series A Stock held as of the record date for the determination of stockholders entitled vote at the meeting. Except as provided by Nevada Statutes, holders of Series A Stock vote together with the holders of common stock as a single class. In the event that the Company’s shareholders approve an increase in the Company’s authorized shares of common stock to not less than five hundred million (500,000,000) shares, each share of Series A Stock then outstanding shall automatically be converted into 53.8229736 shares of common stock without further action by the holders of the Series A Stock or the Company. The Company does not have reserved and available out of its authorized but unissued shares of common stock the number of shares of common stock that shall be sufficient to effect the conversion of all outstanding shares of Series A Stock. Accordingly, the Company has agreed to proceed to submit for approval by its shareholders, including the holders of Series A Stock, an increase to not less than five hundred million (500,000,00) shares of the Company’s authorized common stock.

Item 5.01     Changes in Control of Registrant

On October 19, 2009, there was a change in the effective control of our Company. On that date, pursuant to the Company’s Merger Agreement dated as of August 10, 2009, and subsequently amended on September 25, 2009, among the Company, the Company’s then subsidiary MediaNet Merger Sub, Inc., a Nevada corporation, and CG, the Company acquired all of the issued and outstanding shares of CG for 5,000,000 shares of the Company’s Series A Stock. The Series A Stock has a voting power, as to each share of Series A Stock, of 53.8229736 shares, and is mandatorily convertible into common shares on the same basis upon the Company’s increasing its authorized common shares to no less than five hundred million (500,000,000) shares, which it intends to do as soon as practicable. Accordingly, the shareholders of CG control 90% of the voting power of the Company. Further as a condition of the acquisition of CG by the Company, we agreed to appoint Michael Hansen as a director, the President and Chief Executive Officer of our Company; Kent Holmstoel as a director and Chairman of our Company; and Andreas Kusche as a Director and the General Counsel of the Company. Also in connection with the Merger, all of the directors of the Company other than Mr. Berns have resigned. The appointment of Messrs. Hansen, Holmstoel, and Kusche will be effective upon our compliance with Securities and Exchange Commission Rule 14f-1.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 18, 2009, the Company amended its bylaws. The changes to the bylaws consisted substantially of the correction of the Company’s name to its current name, MediaNet Group Technologies, Inc.; the enlargement of the description of the various officers that can be appointed by the Company’s Board of Directors, together with a fuller description of their various responsibilities; a provision that the Company shall have not less than one (1) or more than 15 directors; and that Nevada Revised Statutes Sections 78.378 and 78.3793, which deal with the acquisition of an interest in Nevada corporations, do not apply to the Company.

On October 22, 2009, the Company’s Board of Directors determined to change its fiscal year end from December 31 to September 30 to conform with CG’s fiscal year end. The Company will report the change in fiscal year on its Report on Form 10-K to be filed by the end of calendar year 2009.

Item 9.01	Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)      Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)      Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation of CG Holdings Limited

3.2	Amended and Restated Bylaws of MediaNet Group Technologies, Inc.

3.3	Certificate of Designation filed with the Nevada Secretary of State on October 16, 2009

10.1	Agreement and Plan of Merger dated as of August 10, 2009 (1)

10.2	Amended and Restated Agreement and Plan of Merger dated as of September 25, 2009 (2)

10.3	Employment Agreement between DubLi and Andreas Kusche dated October 1, 2009

10.4	Employment Agreement between DubLi and Betina Dupont Sørensen dated October 1, 2009

10.5	Employment Agreement between DubLi and Kent Lee Holmstoel dated October 1, 2009

10.6	Employment Agreement between DubLi and Michael Brudevold Hansen, dated October 1, 2009

21.1	Subsidiaries

99.1	Press release dated October 19, 2009

_________________

(1)	Previously filed in Current Report on Form 8-K on August 14, 2009.
(2)	Previously filed in Current Report on Form 8-K on September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2009

MEDIANET GROUP TECHNOLOGIES, INC.

By:	/s/ Martin Berns

Martin Berns, Chief Executive Officer